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As filed with the Securities and Exchange Commission on November 14, 2001

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ITT EDUCATIONAL SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	36-2061311 (I.R.S. Employer Identification No.)
5975 Castle Creek Parkway North Drive P.O. Box 50466 Indianapolis, Indiana (Address of Principal Executive Offices)	46250-0466 (Zip Code)

ESI 401(k) PLAN
(Full title of the plan)

Clark D. Elwood
Senior Vice President, General Counsel and Secretary
5975 Castle Creek Parkway North Drive
P.O. Box 50466
Indianapolis, Indiana 46250-0466
(Name and address of agent for service)

(317) 594-9499
(Telephone number, including area code, of agent for service)

Copy to:
James A. Aschleman
Baker & Daniels
300 North Meridian Street, Suite 2700
Indianapolis, Indiana 46204
(317) 237-0300

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee

Common Stock, $0.01 par value	250,000 shares	$38.615	$9,653,750	$2,413

(1)
In addition, pursuant to Rule 416(c) under the Securities Act of 1933 (the "Securities Act"), this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein. Pursuant to Rule 457(h)(2) under the Securities Act, no separate fee is required to register such interests.

(2)
Estimated solely for purposes of calculating the registration fee and computed in accordance with Rule 457(c) and (h) under the Securities Act using the average of the high and low sale prices of the Common Stock as reported by the NYSE on November 12, 2001, which was $38.615 per share.

    The Registrant's Registration Statement on Form S-8 (Registration No. 333-55903) is incorporated herein by reference.

SIGNATURES

    Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Indianapolis, State of Indiana, on November 14, 2001.

ITT EDUCATIONAL SERVICES, INC.
By:	/s/ RENE R. CHAMPAGNE Rene R. Champagne Chairman, President and Chief Executive Officer

POWER OF ATTORNEY

    Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in their respective capacities and on the respective dates indicated opposite their names. Each person whose signature appears below hereby authorizes each of Rene R. Champagne, Gene A. Baugh and Clark D. Elwood, each with full power of substitution, to execute in the name and on behalf of such person any post-effective amendment to this Registration Statement and to file the same, with exhibits thereto, and other documents in connection therewith, making such changes in this Registration Statement as the registrant deems appropriate, and appoints each of Rene R. Champagne, Gene A. Baugh and Clark D. Elwood, each with full power of substitution, attorney-in-fact to sign any amendment and any post-effective amendment to this Registration Statement and to file the same, with exhibits thereto, and other documents in connection therewith.

Signature	Capacity	Date

/s/ RENE R. CHAMPAGNE Rene R. Champagne	Chairman, President, Chief Executive Officer and Director (Principal Executive Officer)	November 14, 2001
/s/ GENE A. BAUGH Gene A. Baugh	Senior Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	November 14, 2001
/s/ RAND V. ARASKOG Rand V. Araskog	Director	November 14, 2001
/s/ JOHN E. DEAN John E. Dean	Director	November 14, 2001
/s/ JAMES D. FOWLER, JR. James D. Fowler, Jr.	Director	November 14, 2001
/s/ HARRIS N. MILLER Harris N. Miller	Director	November 14, 2001
/s/ DANIEL P. WEADOCK Daniel P. Weadock	Director	November 14, 2001
/s/ VIN WEBER Vin Weber	Director	November 14, 2001

    The Plan.  Pursuant to the requirements of the Securities Act, the trustees (or other persons who administer the employee benefit plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Indianapolis, State of Indiana on November 14, 2001.

ESI 401(k) PLAN
By:	ESI Employee Benefit Plan Investment and Administration Committee
/s/ GENE A. BAUGH Gene A. Baugh, Member
/s/ I. CHRISTINE BOYD I. Christine Boyd, Member
/s/ J. BRADFORD RAINIER J. Bradford Rainier, Member
/s/ JULIE A. SHEDD Julie A. Shedd, Member
/s/ OMER E. WADDLES Omer E. Waddles, Member
/s/ JENNIFER YONCE Jennifer Yonce, Member

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit
4.1	Restated Certificate of Incorporation of the Registrant, as amended to date. (The copy of this Exhibit filed as Exhibit 3.1 to the Registrant's Quarterly Report on Form 10-Q for the period ending June 30, 1999 is incorporated herein by reference.)
4.2
Restated By-Laws of the Registrant, as amended to date. (The copy of this Exhibit filed as Exhibit 4.2 to the Registrant's Registration Statement on Form S-8 (Registration No. 333-38883) is incorporated herein by reference.)
4.3	ESI 401(k) Plan. (The copy of this Exhibit filed as Exhibit 4.3 to the Registrant's Registration Statement on Form S-8 (Registration No. 333-55903) is herein incorporated by reference.)
5	Opinion of Baker & Daniels, counsel for Registrant, as to the legality of the securities being registered.
23.1	Consent of PricewaterhouseCoopers LLP.
23.2	Consent of Baker & Daniels (included in the Baker & Daniels opinion filed as Exhibit 5).
24	Powers of Attorney (included on the Signature Page of the Registration Statement).

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SIGNATURES
POWER OF ATTORNEY
INDEX TO EXHIBITS